For Immediate Release

ITC Holdings Corp. Declares Dividend to Shareholders

NOVI, Mich., May 20, 2009 – ITC Holdings Corp. (NYSE: ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC common stock of $0.305 per share payable on June 15, 2009, to shareholders of record on June 1, 2009.

About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission, Michigan Electric Transmission Company, LLC (METC) and ITC Midwest LLC, ITC operates regulated, high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois and Missouri serving a combined peak load in excess of 25,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)

Investor/Analyst contact: Pat Wenzel (248.946.3570, pwenzel@itctransco.com)
Media contact: Cheryl Eberwein (248.946.3483, ceberwein@itctransco.com)

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